Technical Exchange and Co-Operative Agreement

Jiangsu Hospital : Jiangsu Province Women and Children Hygiene and Health Centre/the Auxiliary Ward of the Jiangsu Province People's Hospital
PMJC : Proactive Medicare (Jiangsu) Company Limited

(signed on 29 Sep 2005)

Jiangsu Hospital entered into an agreement with the Group to create an obstetric centre ("Obstetric Centre") within the hospital.

- Jiangsu Hospital is responsible to :
  - providing the first and 2nd floors of the administrative and training building of the hospital as the site of the Obstetric Centre
  - obtain all requisite and necessary approvals and consents from relevant government departments
  - obtain approval from Pricing Bureau for the fixed fees for services provided in the Obstetric Centre
  - upon receiving authorization to use the Mark, be responsible for taking out the renovation works on the site
  - sending an initial team of 5 doctors and 15 midwives to the United States for training in operations, medical issues, business and clients management
  - Responsible for the provision and maintenance of the Obstetric Centre and the equipments.
  - Responsible for the provision of utilities as well as, oxygen, catering, disinfectant and telecommunication of the Obstetric Centre.
  - Responsible for risk management and bearing costs of possible medical disputes
  - Responsible to provide and maintain general check up facilities and surgery facilities.
- PMJC is responsible for:
  - Design of the Obstetric Centre, provision of technical support and management support
  - Providing consultation services to the Obstetric Centre, marketing, customer service and personnel training
  - Liaison with JHI and to bear all costs of the established relationship with JHI
  - Invitation to JHI to assess the development of the Obstetric Centre and to obtain the approval/authority for use of the Mark from JHI before the opening of the Obstetric Centre
  - Payment of all fees and expenses to JHI related to use of the Mark
  - Using the standards of JHI and other international standards as reference for the design and development of the designated floor as well as technical support and management, medical consultant and assisting in client management
  - Invite relevant experts from JHI to visit the VIP Centre and make assessments of and give advice on the medical skills and managements of the VIP Centre
  - Year 1-send 2 doctors, 1 chief nurse and 1 senior nurse to JHI in the United States for two weeks' training. Thereafter, for every two years, shall send two doctors or nurses to JHI. Cost of airfare, accommodation and food to borne by Jiangsu